                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement      / / Confidential, for Use of the Com-
                                              mission Only (as permitted by
                                              Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           HANCOCK HOLDING COMPANY
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  DOT MILLER
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                                 COMMON STOCK
- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

      / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                                     (LOGO)

                            HANCOCK HOLDING COMPANY
                               ONE HANCOCK PLAZA
                                2510 14TH STREET
                          GULFPORT, MISSISSIPPI 39501

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF SHARES OF COMMON STOCK:

         NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of Shareholders of Hancock Holding Company (the "Company") will be held at HANCOCK BANK, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi, on February 23, 1995, at 5:00 P.M., local time, for the purpose of considering and voting upon the following matters:

1. To elect three (3) Directors to hold office for a term of three (3) years or until their successors are elected and qualified.

2. To approve the appointment of Deloitte & Touche, LLP, as the independent public accountants of the Company.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only those shareholders of record at the close of business on December 30, 1994, shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                             By Order of the Board of Directors


Date:  January 25, 1995                      /s/ LEO W. SEAL, JR.
                                             Leo W. Seal, Jr.
                                             President

                            HANCOCK HOLDING COMPANY
                               ONE HANCOCK PLAZA
                                2510 14TH STREET
                          GULFPORT, MISSISSIPPI  39501
                                 (601) 868-4000

                                PROXY STATEMENT

         This statement is furnished in connection with the solicitation by the Board of Directors of Hancock Holding Company, Gulfport, Mississippi (the "Company" or "HHC"), of Proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi, on February 23, 1995, at 5:00 P.M., local time, and any adjournment thereof, for the purposes stated below. It is anticipated that the Proxy Statement and Proxy first will be sent or given to shareholders on January 25, 1995.

         Holders of record of the Company s Common Stock, par value $3.33 per share (the "Common Stock"), as of December 30, 1994 (the "Record Date") are entitled to vote at the meeting or any adjournments thereof. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter presented at the Annual Meeting for Shareholder approval. On December 30, 1994, there were 7,562,001 shares of Common Stock outstanding and entitled to vote. Of this total, 970,112.4 shares of the Common Stock were held in various trust accounts by the Trust Department of the Company s wholly-owned subsidiary, Hancock Bank, in a fiduciary capacity as trustee, under terms that permit the Trust Department to vote the shares (either by itself or jointly with others). It is expected that these 970,112.4 shares will be voted in favor of the elections of the nominees listed on page 4 and the appointment of Deloitte & Touche, LLP.

         Shareholders of the Company do not have cumuative voting rights with respect to the election of Directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned by him in the election of each Director. With respect to the election of three (3) Directors to hold office for a term of three (3) years, the nominees receiving the most votes, up to three (3), will be elected. If the proxy is marked to vote for the three (3) Directors as a group, one vote will be cast for each Director for each share entitled to vote. If any shareholder wishes to vote for fewer than three (3) Directors, he may line through or otherwise strike out the name of any nominee.

         Pursuant to Mississippi law and the Company's Bylaws, Directors are elected by a plurality of the votes cast in the election of Directors. A "plurality" means that the individuals with the largest number of favorable votes are elected as Directors, up to the maximum number of Directors to be chosen at the meeting.

         Pursuant to Mississippi law and the Company's Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company's Articles of Incorporation or Mississippi law specifically requires a greater number of affirmative votes on a particular matter. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

         The selection of Deloitte & Touche, LLP, as the Companys Auditors for the fiscal year ending December 31, 1995 will be ratified if more votes are cast at the Annual Meeting favoring the appointment than opposing it.

         Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the Proxy or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted "FOR" each of the proposals described below. Solicitation of Proxies will be primarily by mail. Officers, Directors, and employees of the Company, and its subsidiaries, Hancock Bank and Hancock Bank of Louisiana (hereinafter referred to collectively as the "Banks"), also may solicit Proxies personally; however, they will not be specially compensated for such solicitation. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending Proxy material to principals and obtaining their Proxies. The cost of soliciting Proxies will be borne by the Company.

         The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on December 30, 1994, and entitled to vote, will constitute a quorum.


                             ELECTION OF DIRECTORS

         The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as Directors. The term of each of the three (3) newly-elected Directors will expire at the Annual Meeting of Shareholders in 1998 and when his successor has been elected and qualified.

         The Company s Articles of Incorporation provide for a Board of at least nine (9) Directors classified into three (3) classes of Directors. At each Annual Meeting, each class of Directors whose term has expired will be elected to hold office until the third succeeding Annual Meeting and until their successors have been elected and qualified. These staggered terms of service by Directors of the Company may make it more difficult for the Company s shareholders to effect a change in the majority of the Company s Directors since replacement of a majority of the Board of Directors will normally require two (2) Annual Meetings of Shareholders. Accordingly, this provision may have the effect of discouraging hostile attempts to gain control of the Company, but is applicable to all elections of Directors.

         It is the intent of the persons named in the Proxy to vote such Proxy "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of Director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

         Nominations for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company's secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which Directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the date on which public disclosure of such date was made. The shareholder's notice must set forth as to each nominee (i) the name, age, business address, and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company's Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder's notice must also set forth as to the shareholder giving the notice (i) the name and address of such shareholder and
(ii) the class and amount of such shareholder's beneficial ownership of the Company's Common Stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder's nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a Director of the Company.

         A. F. Dantzler, who has served as a Director of the Company since 1985, decided not to stand for re-election this year in order to reduce his work load. The Company is very grateful for his many years of dedicated service as a Hancock Holding Company Board member.

                        INFORMATION CONCERNING NOMINEES

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL       PERCENT OF
                                                                     OWNERSHIP OF         COMMON
    NAME, AGE, PRINCIPAL OCCUPATION FOR THE              DIRECTOR    COMMON STOCK          STOCK
      LAST FIVE YEARS AND BANK OR COMPANY               OF COMPANY  AS OF DECEMBER     BENEFICIALLY
             OFFICES CURRENTLY HELD                       SINCE      14, 1994 (A)        OWNED (a)
             ----------------------                       -----      ------------        ---------
For a Three (3) Year Term Expiring in 1998
- - ------------------------------------------

James B. Estabrook, Jr. (50)  . . . . . . . . . . . . .                   1,661 (1)          .02%
  President of Estabrook Motor Co., Inc.;
  President of Weaver Motor Co., Inc.
  (Automobile Dealerships); President of Auto
  Credit, Inc. (Auto Finance Business),
  Pascagoula, Mississippi; Advisory Director,
  Hancock Bank since 1985

Victor Mavar (68) . . . . . . . . . . . . . . . . . . .     1993        9,435.9              .1%
  President of Mavar, Inc. (Real Estate Firm),
  Biloxi, Mississippi

Leo W. Seal, Jr. (70) . . . . . . . . . . . . . . . . .     1984    1,105,760.7 (2)        14.6%
  Chief Executive Officer, Hancock Bank,
  Gulfport, Mississippi, since 1963; President
  and Chief Executive Officer, Hancock Holding
  Company, since 1984; Advisory Director,
  Hancock Bank of Louisiana since 1993

                                       INFORMATION CONCERNING CONTINUING DIRECTORS

                                                                                                     TERM
                                                                                                    EXPIRES
                                                                                                    -------

Joseph F. Boardman, Jr. (65)  . . . . . . . . . . . . .     1984          8,800 (3)          .1%     1996
  Retired Director of Coast Materials Company
  (Ready Mixed Concrete Business), Gulfport,
  Mississippi; Chairman of the Board, Hancock
  Holding Company, Gulfport, Mississippi,
  since 1987

Charles H. Johnson (61) . . . . . . . . . . . . . . . .     1987        6,294.2 (4)          .1%     1996
  President, Charles H. Johnson, Inc.
  (Residential General Contracting Business),
  Waveland, Mississippi; President, Universal
  Warehouse, Inc., (Mini-Storage Business),
  Waveland, Mississippi

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL       PERCENT OF
                                                                     OWNERSHIP OF         COMMON
    NAME, AGE, PRINCIPAL OCCUPATION FOR THE              DIRECTOR    COMMON STOCK          STOCK
      LAST FIVE YEARS AND BANK OR COMPANY               OF COMPANY  AS OF DECEMBER     BENEFICIALLY     TERM
             OFFICES CURRENTLY HELD                       SINCE      14, 1994 (A)        OWNED (A)     EXPIRES
             ----------------------                       -----      ------------        ---------     -------
Thomas W. Milner, Jr. (81)  . . . . . . . . . . . . . .   1984          2,948               .04%        1996
  Retired Vice Chairman of the Board, Hancock
  Bank, Gulfport, Mississippi

L. A. Koenenn, Jr. (75) . . . . . . . . . . . . . . . .   1988          3,548 (5)           .05%        1997
  Public Accountant, Gulfport, Mississippi

Dr. Homer C. Moody, Jr. (70)  . . . . . . . . . . . . .   1984          9,599 (6)            .1%        1997
  Retired Doctor of Veterinary Medicine,
  Poplarville, Mississippi

George A. Schloegel (54)  . . . . . . . . . . . . . . .   1984       90,445.3 (7)           1.2%        1997
  President, Hancock Bank, Gulfport,
  Mississippi, since 1990; Vice Chairman of
  the Board, Hancock Holding Company,
  since 1984; Director, Hanock Bank of
  Louisiana since 1990


                                        INFORMATION CONCERNING EXECUTIVE OFFICERS

A. Bridger Eglin (51) . . . . . . . . . . . . . . . . .                 883.6 (8)           .01%
  President, Hancock Bank of Louisiana
  since 1991; Director, Hancock Bank of
  Louisiana since 1991 (11)

Theresa Johnson (67)  . . . . . . . . . . . . . . . . .                 1,086               .01%
  Executive Vice President, Hancock Bank
  since 1985; Executive Vice President and
  Chief Financial Officer Hancock Holding
  Company since 1992

Charles A. Webb, Jr. (64) . . . . . . . . . . . . . . .               6,743.4 (9)           .09%
  Executive Vice President, Chief Credit Officer
  and Secretary, Hancock Holding Company
  since 1992; Executive Vice President, Hancock
  Bank since 1977; Director, Hancock Bank of
  Louisiana since 1991
ALL DIRECTORS AND EXECUTIVE OFFICERS
  AS A GROUP  . . . . . . . . . . . . . . . . . . . . .           1,634,313.1 (10)         21.7%

(a)      Constitutes sole ownership unless otherwise indicated.

(1)      Includes 1,061 shares owned by Mr. Estabrook's minor children.

(2) Includes 1,925.7 shares owned by Mr. Seal s wife, and excludes 378,108 shares held in a fiduciary capacity by Hancock Banks Trust Department as to which Mr. Seal has sole voting rights but no power of disposition. Mr. Seals sister and her children are beneficiaries of these trusts. Mr. Seal disclaims beneficial ownership of these 378,108 shares.

(3)      Includes 400 shares owned by Mr. Boardman s wife.

(4)      Includes 552.2 shares owned by Mr. Johnson s wife and children.

(5) Represents 3,548 shares held in L.A., Jr. and Mae D. Koenenn Revocable Trust. Mr. Koenenn has the sole power to vote and dispose of these shares.

(6) Includes 8,160 shares owned jointly by Dr. Moody and his wife; 504 shares owned jointly with his children; 504 shares owned jointly by his wife and children; and 175 shares owned by Dr. Moody's wife.

(7) Includes 32,740 shares owned jointly by Mr. Schloegel and his wife; 86 shares owned by Mr. Schloegels minor child; 2,015.3 shares held for Mr. Schloegel s account in the Companys Employee Stock Purchase Plan;
         641.9 shares held in a self-directed IRA for Mr. Schloegel; and 160.5 shares held in a self-directed IRA for his wife.

(8) Includes 283.6 shares held for Mr. Eglin's account in the Company's Employee Stock Purchase Plan.

(9)      Includes 6,196.2 shares owned jointly with Mr. Webb's wife.

(10) All of the Directors, Executive Officers, and Nominees of the Company as a group (consisting of thirteen (13) persons) beneficially owned, in the aggregate, 1,634,313.1 shares (21.6%) of Common Stock of the Company, including the shares as to which beneficial ownership has been disclaimed above, and including 9,000 shares beneficially owned by resigning Director A. F. Dantzler.

(11) See "Executive Officers" for Mr. Eglin's principal occupations for the last five (5) years.

         None of the Directors is a director of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company Act of 1940.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche, LLP, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 1995, and until their successors are selected. Deloitte & Touche, LLP and its predecessor, Touche Ross & Company, have been auditors for the Company since it commenced business in 1984, for Hancock Bank since 1981 and Hancock Bank of Louisiana since 1990.

         The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Deloitte & Touche, LLP, will be in attendance at the Annual Meeting, be present to make a statement, or be available to respond to appropriate questions.

         Although not required to do so, the Board of Directors has chosen to submit its appointment of Deloitte & Touche, LLP, for ratification by the Company s shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning the number of shares of Common Stock of the Company held as of December 14, 1994 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company s outstanding shares:

    NAME AND ADDRESS                        AMOUNT AND NATURE OF                PERCENT
  OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP               OF CLASS
  -------------------                       --------------------               --------
Hancock Bank Trust Department                  967,827.2  (1)                    12.8%
One Hancock Plaza
Gulfport, Mississippi  39501

Leo W. Seal, Jr.                             1,105,760.7  (2)                    14.6%
408 North Beach Boulevard
Bay St. Louis, Mississippi  39520
- - ------------

(1) Consists of shares held and voted by the Hancock Bank Trust Department as trustee for 154 different accounts. Within these 154 accounts, the Trust Department has sole voting rights on 961,827.2 shares, shared voting rights on zero shares and no power to vote 105,763.1 shares. The Trust Department has the sole right to dispose of 895,591.7 shares, shared right to dispose of 322.2 share and no authority to dispose of 171,676.4 shares.

(2) Includes 1,925.7 shares owned by Mr. Seal s wife, and excludes 378,108 shares held in three (3) trusts by Hancock Banks Trust Department (not included in the 967,827.2 shares shown above as beneficially owned by the Trust Department) as to which Mr. Seal has sole voting rights, but no power of disposition. Mr. Seal s sister and her children are the beneficiaries of these trusts.


                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has an Audit Committee currently composed of J. F.
Boardman, L. A. Koenenn, R. K. Hollister and Robert Riemann.   The Audit
Committee was formed in October 1991 in connection with the listing of the Company s Common Stock on the NASDAQ National Market System. The Audit Committee oversees the operations of the Company s Audit Department and makes recommendations to the Board of Directors concerning the independent accountants for the Company and its subsidiaries. The Audit Committee met six
(6) times during 1994.

         The Company has a Loan Review Committee which meets monthly and is currently composed of the following members: Joseph F. Boardman, Jr., A. F. Dantzler, Charles H. Johnson, Charles A. Webb, Jr., Gordon Redd, Jr., Leo W. Seal, Jr. and Doug Fontaine. It met twelve (12) times during 1994.

         The Company has a Compensation Committee which determines the salary of the executive officers of the Company. It met one time during 1994 and is composed of J. F. Boardman, Jr., A. F. Dantzler, Donald Green, Charles H. Johnson, L. A. Koenenn, Jr., Victor Mavar, T. W. Milner, Jr., Dr. H. C. Moody, George A. Schloegel and Leo W. Seal, Jr.

         Hancock Holding Company does not have a Nominating Committee.

         Hancock Bank has, among other committees, an Investment Committee which meets monthly and a Salary Committee. The Salary Committee is composed of seven members who determine wages and compensation for Bank officers and other employees. George A. Schloegel and Leo W. Seal, Jr., both of whom are Directors of the Company, are two of the seven members. The Salary Committee of Hancock Bank met five (5) times during the year ended December 31, 1994.

         The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 1994. During 1994, all Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company and the Banks as of December 30, 1994:

      NAME (AGE)                                            PRESENT POSITION
      ----------                                            ----------------
Joseph F. Boardman, Jr. (65)         Director since 1984; Chairman of the Board since 1987

George A. Schloegel (54)             Director since 1984; Vice Chairman of the Board since 1984; President, Hancock Bank since 1990; Director, Hancock Bank of Louisiana since 1990

Leo W. Seal, Jr. (70)                Director since 1984; President and Chief Executive Officer since 1984; Chairman and
                                     Chief Executive Officer, Hancock Bank since 1990

Charles A. Webb, Jr. (64)            Executive Vice President, Chief Credit Officer and Secretary, Hancock Holding
                                     Company since 1992; Executive Vice President of Hancock Bank since 1977; Director,
                                     Hancock Bank of Louisiana since 1990

A. Bridger Eglin (51)                President, Hancock Bank of Louisiana since 1991; Director, Hancock Bank of
                                     Louisiana since 1991

Theresa Johnson (67)                 Executive Vice President and Chief Financial Officer, Hancock Holding Company since
                                     1992; Executive Vice President, Hancock Bank since 1985
- - ------------

         Mr. Boardman is a retired director and President of Coast Materials Company, which sells ready-mixed concrete, and is located in Gulfport, Mississippi. He was elected Chairman of the Company in 1987.

         Mr. Schloegel was employed part-time with Hancock Bank from 1956-1959 and began full-time employment in 1962. He served in various capacities until being named President in 1990. Mr. Schloegel serves as Vice Chairman of the Company and President of Hancock Bank Securities Corporation, a subsidiary of Hancock Bank. He is a member of the Boards of Directors of Hancock Bank and Hancock Bank of Louisiana.

         Mr. Seal was employed by Hancock Bank in 1947. He was elected to the Board of Directors in 1961 and named President of Hancock Bank in 1963. In 1977, he was named President and Chief Executive Officer of Hancock Bank. In 1990, he became Chairman and Chief Executive Officer of Hancock Bank. He is currently serving as President and Chief Executive Officer of the Company and also serves as an Advisory Director of Hancock Bank of Louisiana.

         Mr. Webb was employed by Hancock Bank in 1948. He served as Vice President and Secretary of the Company from 1984 until 1992, when he became Executive Vice President, Chief Credit Officer and Secretary. He has served as Executive Vice President of Hancock Bank since 1977 and as a Director of Hancock Bank of Louisiana since 1990.

         Mr. Eglin has served as President of Hancock Bank of Louisiana since 1991. Prior to that, he served for a brief time as Commissioner of Financial Institutions for the State of Louisiana. From 1989 to 1990 he served as First Assistant to the Secretary of the State of Louisiana. Mr. Eglin was President of Baton Rouge Bank and Trust Company, Baton Rouge, Louisiana from 1986 to 1988 and Executive Director of that institution from 1988 to 1989.

         Ms. Johnson joined Hancock Bank in 1985 following the acquisition of Pascagoula Moss Point Bank.

         No family relationships exist among the executive officers of the Company.


                     SUMMARY MANAGEMENT COMPENSATION TABLE

                          ANNUAL COMPENSATION
- - -----------------------------------------------------------------------------------
           (A)              (B)            (C)            (D)             (E)              (F)
                                                                         OTHER
                                                                        ANNUAL          ALL OTHER
                                                                        COMPEN-          COMPEN-
         NAME AND                                                       SATION         SATION (5)
    PRINCIPAL POSITION      YEAR        SALARY ($)     BONUS ($)          ($)              ($)
- - --------------------------------------------------------------------------------------------------
Leo W. Seal, Jr.            1994          85,000         13,500            681  (1)        2,243
CEO, Hancock Bank                                                       18,000  (2)
President & CEO, HHC                                                     1,938  (3)
                                                                        13,536  (4)
                            1993          85,000         15,000            560  (1)        2,547
                                                                        18,000  (2)
                                                                         4,506  (3)
                                                                         7,560  (4)
                            1992          60,000              0            560  (1)        1,349
                                                                        18,000  (2)
                                                                         1,321  (3)
                                                                         7,560  (4)

                          ANNUAL COMPENSATION
- - -----------------------------------------------------------------------------------
           (A)              (B)            (C)            (D)             (E)              (F)
                                                                         OTHER
                                                                        ANNUAL          ALL OTHER
                                                                        COMPEN-          COMPEN-
         NAME AND                                                       SATION         SATION (5)
    PRINCIPAL POSITION      YEAR        SALARY ($)     BONUS ($)          ($)              ($)
- - --------------------------------------------------------------------------------------------------
George A. Schloegel         1994         207,500         31,500          1,104  (1)        7,214
President, Hancock Bank                                                  5,000  (3)
Vice Chairman, HHC                                                       1,728  (4)
                            1993         185,000         35,000          1,181  (1)        7,774
                                                                         5,000  (3)
                                                                         1,728  (4)
                            1992         169,615         25,000          1,095  (1)        5,855
                                                                         3,744  (2)
                                                                         1,256  (3)
                                                                         1,728  (4)

Charles A. Webb, Jr.        1994         127,500         21,600          1,883  (1)        3,365
Ex. V.P., Hancock Bank                                                   4,819  (2)
Ex. V.P., & Sec. and                                                       181  (3)
Chief Credit Officer, HHC                                                4,212  (4)
                            1993         122,500         24,000          1,743  (1)        3,681
                                                                         5,000  (2)
                                                                         4,212  (4)
                            1992         115,588         20,000          1,495  (1)        2,600
                                                                         5,000  (2)
                                                                         4,212  (4)

Theresa Johnson             1994         121,800          9,000            263  (1)        3,208
Ex. V.P., Hancock Bank                                                   7,560  (4)
Ex. V.P., & CFO, HHC        1993         117,500         10,000            321  (1)        3,541
                                                                         7,560  (4)
                            1992         115,000          3,500            751  (1)        2,498
                                                                         7,560  (4)

A. Bridger Eglin            1994         122,500          8,100          1,431  (1)        3,783
President, Hancock Bank                                                  1,728  (4)
of Louisiana                1993         116,500          9,000          1,523  (1)        1,873
                                                                           373  (4)
                            1992         110,231          7,500            832  (1)          965
                                                                           205  (4)

1)       Automobile compensation.
2)       Deferred compensation.
3)       Executive supplemental plan.
4)       Cost of excess life insurance.
5) Includes stock purchase plan contribution and profit sharing plan contribution.

DIRECTORS  FEES

         Directors of the Company who are not also full-time employees of Hancock Bank or Hancock Bank of Louisiana (i.e., all Directors except Messrs. Seal and Schloegel) receive $275 for each regular Board meeting attended and $200 for each special Board meeting attended. Mr. Dantzler, however, receives a consultant fee of $400 per month but no retainer or additional compensation for attendance at Board meetings. Directors may elect to defer the receipt of their Directors fees for a specified period of time. Directors who choose such deferral also receive a $20,000 term life insurance policy. During 1994, Messrs. Milner and Johnson participated in this deferral program. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are also Directors of one of the Banks, receive an additional $275 for each meeting of the Bank s Board of Directors attended, provided that such meetings are not held on the same day as meetings of the Company. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are members of a Bank committee, also receive $225 for each committee meeting attended and $100 for each loan committee meeting attended that is held in Gulfport, Mississippi.

PENSION PLAN

         Hancock Bank, along with some of its affiliated companies, maintains a non-contributory integrated pension plan and trust agreement (the "Pension Plan") covering all full-time salaried employees (including executive officers of the Company who are also employees of the Banks) who have completed one (1) year of service and have attained age 21. Employees become participants in the Pension Plan on the January 1 or July 1 following the satisfaction of the eligibility requirements.

         The benefit formula was modified by an amendment and restatement of the Pension Plan dated December 31, 1992. Under this formula, a participant accrues his benefit under the Pension Plan on the basis of his years of service with the Bank and its affiliated companies, his years of participation in the Pension Plan, his average annual compensation (calculated by using his base compensation for the five consecutive years of service that produce the highest average), and Social Security laws and amounts. His benefit accrues in increments based on his years of participation at any time of determination and the number of years of participation he would have at his normal retirement age (that is, the date on which the participant has attained age 65 but not earlier than the fifth anniersary of the first day of the Pension Plan year (January 1
- - - December 31) during which the participant commenced participation in the Pension Plan).

         A participant's normal retirement date is the first day of the month coincident with or immediately preceding his normal retirement age. A participant is eligible to elect early retirement after he has either (1) completed fifteen years of service and attained age 55 or (2) completed twelve years of service and attained age 62.

         A participant becomes vested in his accrued benefit under the Pension Plan upon the earlier of attainment of his normal retirement age or the completion of five years of service. A participant with a vested accrued benefit will be entitled to receive a retirement benefit upon termination of his employment. In some situations, distributions may be delayed until the participant attains his normal or early retirement date. The spouse or other beneficiary of a vested participant who dies while employed will be eligible for a survivor benefit.

         The normal form of benefit under the Pension Plan (1) for unmarried participants generally is a ten year certain and life annuity and (2) for married participants generally is a joint and 50% survivor annuity which is the actuarial equivalent of the unmarried participant's normal form. A participant may elect certain specified optional forms of distribution.

         The Pension Plan provides for the Banks and other participating companies to make all contributions to the Pension Plan in amounts sufficient to fund benefit payments and to satisfy legal funding requirements. All contributions are held in a trust fund of which Hancock Bank is the trustee. Pension costs were $1,264,669.00 for 1994.

         The table set forth below shows the estimated annual base payments payable under the present benefit formula to persons retiring upon attainment of age 65 in 1994 in the indicated earnings classifications and with the indicated number of years of service for purposes of computing retirement benefits.

                         PENSION PLAN TABLE (1) (2) (3)

                                        YEARS OF SERVICE
REMUNERATION     15       20       25        30          35              40             45
- - ------------     --       --       --        --          --              --             --
 $ 50,000     11,813    16,050    20,288    24,525        28,763        33,000         36,250
 $100,000     24,413    33,150    41,888    50,625        59,363        68,100         74,600
 $150,000     37,013    50,250    63,488    76,725        89,963       103,200 (4)    112,950 (4)
 $200,000     49,613    67,350    85,088   102,825       120,563 (4)   138,300 (4)    151,300 (4)
 $250,000     52,651    71,473    90,296   109,118 (4)   127,941 (4)   146,763 (4)    160,547 (4)
- - ----------

(1) Assuming continued employment, the years of service at age 65 for Mr. Schloegel will be 46 years; for Mr. Seal was 42; for Ms. Johnson was 45; for Mr. Webb will be 47; and for Mr. Eglin will be 17.

(2) Earnings covered by the Pension Plan consist of basic salary and do not include bonuses. The benefit amounts are not subject to reduction for social security benefits, but social security amounts were taken into account under the benefit formula.

(3) This table reflects the normal form of benefit under the Pension Plan which is a ten year certain and life annuity.

(4) The annual amount exceeds the IRC Section 415 limit of $104,077 for a ten year certain and life annuity. The Section 415 is indexed, so that these amounts may eventually be paid.

         Compensation covered by the Pension Plan is found in the Salary column of the Summary Management Compensation Table for the executive officers of the Company. It covers the three years listed in the Table and 1990 and 1991.

         Covered compensation for named executive officers as of the end of the last calendar year is: Seal $69,592; Schloegel $170,703; Webb $111,506; Eglin $112,558; and Johnson $111,868.

EXECUTIVE SUPPLEMENTAL REIMBURSEMENT PLAN

         Hancock Bank maintains an Executive Supplemental Reimbursement Plan ("ESR Plan") for members of the Banks Management Committee. Currently, Leo W. Seal, Jr., George A. Schloegel and Charles A. Webb are three of the six members of the Management Committee. Under the ESR Plan, Hancock Bank will pay or reimburse each participating committee member for up to $5,000 of expenses that the committee member incurs during each calendar year for life insurance, education, residential security system and club dues. If the amount paid or reimbursed for a committee member is less than $5,000 for a calendar year, the unused portion will be contributed to a deferred compensation account for all members except Leo W. Seal, Jr. An administrative committee of at least three persons appointed by the Board of Directors of Hancock Bank administers and interprets the plan and has sole discretion to award any benefit to committee members.

BANK AUTOMOBILE PLAN

         Hancock Bank has a Bank Automobile Plan for the members of the Management Committee. The members are given the use of Bank automobiles for Bank business during the day and are permitted to take them home at night and on weekends for their personal use.

STOCK PURCHASE PLAN

         The Company maintains an Employee Stock Purchase Plan (the "ESPP") that is designed to provide the employees of the Company, the Banks and certain subsidiaries of Hancock Bank a convenient means of purchasing Common Stock of the Company. All employees (except Leo W. Seal, Jr.) of the Company, the Banks, and the other participating subsidiaries, who have completed two or more years of continuous full-time, or five or more years of continuous part-time, employment with the Company, the Banks, or the participating subsidiaries, and are 21 years of age, are eligible to participate in the ESPP.

         Each employee of the Company, the Banks or a participating subsidiary who qualifies to and does participate in the ESPP (a "Participant") is permitted to authorize payroll deductions, which may not exceed 5% of the Participant s base salary for the pay period. At the end of each plan year (January 1 through December 31), the participating company employing a Participant who is still employed at that time, contributes an amount equal to 25% of such Particpant s payroll deductions for that plan year.

         Employee and Company contributions are forwarded to Hancock Bank s Trust Department, which uses the funds to purchase shares of the Company s Common Stock through brokers or dealers or directly from individuals (including officers, directors or employees of the Company, the Banks or the participating subsidiaries) at the prevailing market price in the Gulfport, Mississippi over-the-counter market on the date of such purchase. Brokerage commissions, service charges and other transactional costs associated with the purchase of shares by the Plan, if any, are paid by the Plan from its assets (and therefore are borne indirectly by the Plan Participants). Administrative fees and expenses are paid by the Company. Purchases are made in the name of the ESPP at such times and in such amounts as the Bank s Trust Department deems appropriate, and shares are allocated to each Participant as of June 30 and December 31 of each year. A Participant may withdraw the Common Stock and cash held in his Hancock Bank account at any time (but only once in a plan year without penalty).

         For 1994, Hancock Bank contributed $2,379.00 under the Plan on behalf of George A. Schloegel and Hancock Bank of Louisiana contributed $650.00 on behalf of Bridger Eglin. These are the only two executive officers of the Company who participate in the Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report reflects the Company's compensation philosophy for all executive officers, as endorsed by the Board of Directors and the Compensation Committee. The Committee, comprised of the Company Directors and two advisory directors, named below, determines annual base salary adjustments and annual bonus awards. There are two interlocking Committee and Board member relationships which are disclosed elsewhere under "Compensation Committee Interlocks and Insider Participation."

         In determining the compensation to be paid to the Company's executive officers in 1994, the Compensation Committee employed compensation policies designed to align the compensation with the Company's overall business strategy, values and management initiatives. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.

         Additionally, the Company subscribes to and participates in the Wyatt Data Services/Cole Survey for Financial Institutions Compensation and the Mississippi and Louisiana Bankers Associations' surveys, which provide the Committee with comparative compensation data from the Company's market areas and its peer groups. This information is used by the Committee to make sure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success.

         Mr. Seal's compensation is reflective of his philosophy and heritage. His father, who served as Hancock Bank's President from 1932 until his demise in 1963, instilled in Mr. Seal a sense of responsibility relating to their own compensation. Hence, like his father before him, Mr. Seal's relatively low salary, in comparison to the other executive officers of the Company, is the result of Mr. Seal's express wishes and it is in no way a reflection of his performance or ability as CEO or his value to the Company.

Submitted by the Company's Compensation Committee:

J. F. Boardman, Jr.           L. A. Koenenn, Jr.            Dr. H. C. Moody, Jr.
A. F. Dantzler                Victor Mavar                  George A. Schloegel
Donald R. Green               T. W. Milner, Jr.             Leo W. Seal, Jr.
Charles H. Johnson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Leo W. Seal, Jr. and George A. Schloegel both served on the Compensation Committee of the Company for 1994. Although Mr. Seal, the Company's Chief Executive Officer, and Mr. Schloegel, the Company's Vice Chairman, served on the Committee, neither participated in any decisions regarding his own compensation as an executive officer other than on Mr. Seal's expressed wishes described in the aforementioned paragraph.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         Directors, officers and principal shareholders of the Company and their associates have been customers of the Banks from time to time in the ordinary course of business and additional transactions may be expected to take place in the future. All loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or embody other unfavorable features.
At December 31, 1994, the aggregate amount of such loans and extensions of credit outstanding was approximately $5.3 million.

         Leo W. Seal, Jr., serves as President of Hancock Insurance Agency ("Hancock Insurance"), for which he receives no fees or other compensation. For the year ended December 31, 1994, the Company paid Hancock Insurance $764,104 in premiums for general insurance products, which sum constituted approximately 24% of the gross consolidated revenues of Hancock Insurance for the year ended December 31, 1994. Management believes that the terms of the insurance transactions between the Company and Hancock Insurance were no less favorable to the Company than if the transactions had been made with nonaffiliates.

                    FIVE YEAR SHAREHOLDER RETURN COMPARISION

         The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is the Media General Financial Services Industry Group 045-East South Central Banks and a list of the companies included in the index follows the graph.

                 COMPALRISON OF 5 YEAR CUMULATIVE TOTAL RETURN
            OF HANCOCK HOLDING CO., NASDAQ MARKET AND MG GROUP INDEX


                                    (GRAPH)


- - ------------------------------------ FISCAL YEAR ENDING ------------------------------
COMPANY                       1989      1990       1991      1992      1993      1994
HANCOCK HOLDING CO            100       86.54     125.05    176.77    205.16    192.50
INDUSTRY INDEX                100       88.18     144.25    149.62    158.14    158.80
BROAD MARKET                  100       81.12     104.14    105.16    126.14    132.44

The broad market index chosen was:
Nasdaq Market Index

The industry index chosen was:
MG Industry Group 045-East South Central Banks:

Alabama National Bancorp              First American Corporation, Tennessee      Peoples First Corporation
AmSouth Bancorp                       First City Bancorp, Inc.                   Peoples Holding Company
Banco Central Hispano S.A.            First Fed Financial, Kentucky              Pikeville National
BancorpSouth, Inc.                    First Tennessee National Corporation       Regions Financial Corporation
Bank of Nashville, Tennessee          Grenada Sunburst System Corporation        S.Y. Bancorp, Inc.
Cardinal Bancshares, Inc.             Hancock Holding Company                    South Alabama Bancorp
CBT Corporation                       Kentucky Enterprise Bancorp                SouthTrust Corporation
Colonial BancGroup Class A            Leader Financial Corporation               TF Financial Corporation
Community Bancshares Tennessee        LFS Bancorp, Inc.                          Trans Financial Bancorp, Inc.
Compass Bancshares, Inc.              Mid-America Bancorp                        Trustmark Corporation
Deposit Guaranty Corporation          National Commerce Bancorporation           Union Planters Corporation
Farmers Capital Bank Corporation      Peoples Banctrust Company

                                 OTHER MATTERS

         The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders, nor does it know of any matters to be brought before the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with the judgment of the Board on any such matters.

         THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER
31, 1994 IS ENCLOSED. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL. ANY SHAREHOLDER WHO HAS NOT RECEIVED AN ANNUAL REPORT MAY OBTAIN ONE FROM THE COMPANY. THE COMPANY ALSO WILL PROVIDE, ON REQUEST, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS WISHING TO RECEIVE A COPY OF THE ANNUAL REPORT ON FORM 10-K ARE DIRECTED TO WRITE TO GEORGE A. SCHLOEGEL, VICE CHAIRMAN, AT THE ADDRESS OF THE COMPANY.


                       PROPOSALS FOR 1996 ANNUAL MEETING

         Any shareholder who wishes to present a proposal at the Company's next Annual Meeting and who wishes to have the proposal included in the Company s Proxy Statement and form of proxy for the meeting, must submit the proposal to the undersigned at the address of the Company not later than September 20, 1995.


         THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                              By Order of the Board of Directors


Dated:  January 25, 1995                      /s/ LEO W. SEAL, JR.
                                              Leo W. Seal, Jr.
                                              President

                                                 PROXY FOR ANNUAL MEETING
                                     HANCOCK HOLDING COMPANY, GULFPORT, MISSISSIPPI
                                      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of HANCOCK HOLDING COMPANY, GULFPORT, MISSISSIPPI, does hereby nominate, constitute, and appoint George A. Schloegel, Jr., Thomas W. Milner, Jr., and J.F. Boardman, Jr. as
proxies or any of them (with full power of substitution), and hereby authorizes them to represent and vote, as designated below, all the shares of Hancock Holding Company held of record by the undersigned on December 30, 1994, at the annual meeting of its stockholders to be held at HANCOCK BANK, One Hancock Plaza, Gulfport, Mississippi, on February
23, 1995, or any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

     1.       The election of the following 3 persons as directors, to serve until the Annual Meeting in 1998 or until
     each person's successor has been elected and qualified.   (INSTRUCTION: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE
     WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE).

                 JAMES B. ESTABROOK, JR.           VICTOR MAVAR              LEO W. SEAL, JR.

           For all nominees except as indicated  ___________ Withhold authority to vote for all nominees ____________

     2.       Proposal to approve the appointment of Deloitte & Touche, LLP, as the independent public accountants of the Company.

           For ________________                   Against _________________                     Abstain _____________

     3.       In their discretion, Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

           For ________________                   Against _________________                     Abstain _____________



This Proxy, when properly executed, will be voted in accordance with the specific indication above,  IN THE ABSENCE OF
SUCH INDICATION, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, and ''FOR'' PROPOSAL 2.  If any other matters shall properly come before the meeting, it is the intention of the persons named as proxy holders to vote on such matters in accordance with their judgment.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                                                           DATED:_____________________________ , 1995

                                                                           Signature ________________________________

                                                                           Signature ________________________________

                                                                           When signing as attorney, executor, trustee,
                                                                           or guardian, please give full title.  If
                                                                           more than one trustee, all should sign.  All
                                                                           joint owners must sign.

                                                                           Number of shares: ____________

                                                                           IF YOU PLAN TO ATTEND THE MEETING, PLEASE
                                                                           PLACE A CHECK MARK HERE . _____   WHETHER
                                                                           OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND
                                                                           RETURN AT ONCE.